EXHIBIT 10.9

                       EXCEPTIONS TO NON-RECOURSE GUARANTY


         This EXCEPTIONS TO NON-RECOURSE GUARANTY (this "Guaranty") is entered into as of December 15, 2000, by HUB REALTY COLLEGE PARK I, LLC, a Maryland limited liability company (the "Guarantor"), for the benefit of MERRILL LYNCH MORTGAGE LENDING, INC., a Delaware corporation (together with its successors and assigns, the "Lender").


                                    RECITALS

         A. Cedars LA LLC, Herald Square LLC and Indiana Avenue LLC, each, a Delaware limited liability company, and Bridgepoint Property Trust, Lakewood Property Trust and 1600 Market Street Property Trust, each, a Maryland real estate investment trust (each, a "Borrower" and collectively, the "Borrowers") have requested and Lender has agreed to make a loan in the principal amount of $260,000,000 (the "Loan"), pursuant to a Loan and Security Agreement, dated of even date herewith (as amended, modified or restated, the "Loan Agreement"), among the Borrowers and Lender which Loan will be evidenced by a Promissory Note, dated of even date herewith (as amended, modified, renewed or restated, and any replacement notes therefor, collectively, the "Note"), from the Borrowers to Lender and secured by, among other things, certain Mortgages/Deeds of Trust, Assignments of Leases and Rents, Security Agreements and Fixture Filings, dated of even date herewith (as amended, modified, restated, spread or consolidated, collectively, the "Instruments"), covering the respective properties more particularly described in the Instruments (the "Properties"). As used herein, the term "Loan Documents" shall mean the Note, the Instruments, and any other documents or instruments given by the Borrowers or others and accepted by Lender for the purposes of evidencing, securing, or guaranteeing the Loan, each as amended or modified from time to time. Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the Loan Agreement.

         B. Guarantor will derive substantial benefits from Lender's making the Loan to Borrowers.

         C. As a condition to making the Loan to the Borrowers, Lender requires that Guarantor execute this Guaranty.

          NOW, THEREFORE, in order to induce Lender to make the Loan to the Borrowers, and in consideration thereof, Guarantor agrees as follows:

         1. As used herein, the term "Indebtedness" shall mean all obligations evidenced by the Note or secured by the Instruments.

         2. Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Lender the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, and the full and prompt performance when due, of all of the following (collectively, the "Guaranteed Obligations"):

         (a) All amounts for which the Borrowers are liable under Article XII of the Loan Agreement; and

         (b) All costs and expenses, including reasonable fees and out of pocket expenses of attorneys and expert witnesses, incurred by Lender in enforcing its rights under this Guaranty.

For purposes of determining Guarantor's liability under this Guaranty, all payments made by the Borrowers with respect to the Indebtedness and all amounts received by Lender from the enforcement of its rights under the Instruments shall be applied first to the portion of the Indebtedness for which neither the Borrowers nor Guarantor have personal liability.

Guarantor hereby promises to pay and perform, as and when due (whether by acceleration, at maturity, or otherwise) and at all times thereafter, each and all of the items and obligations which are stated to be guaranteed hereunder but which are obligations for which Guarantor is primarily liable or are not obligations of others. Guarantor hereby agrees that any such sums shall accrue interest at the Default Rate until paid if not paid as and when due and that such sums, together with any accrued interest thereon, shall become a part of Guarantor's obligations hereunder.

         3. The obligations of Guarantor under this Guaranty shall survive any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of any Instrument.

         4.   Guarantor's   obligations   under  this  Guaranty   constitute  an
unconditional guaranty of payment and not merely a guaranty of collection.

         5. The obligations of Guarantor under this Guaranty shall be performed without demand by Lender and shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of any of the Loan Documents, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Guarantor shall be liable even if the Borrowers had no liability at the time of execution of the Loan Documents, or thereafter cease to be liable. Guarantor hereby waives the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and agrees that Guarantor's obligations shall not be affected by any circumstances, whether or not referred to in this Guaranty, which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Guarantor hereby waives the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder. Without limiting the generality of the foregoing, Guarantor hereby waives, to the fullest extent permitted by law, diligence in collecting the Indebtedness, presentment, demand for payment, protest, all notices with respect to the Note, this Guaranty, or any other Loan Document which may be required by statute, rule of law or otherwise to preserve Lender's rights against Guarantor under this Guaranty, including, but not limited to, notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any default, notice of intent to accelerate, notice of acceleration, notice of

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

dishonor, notice of foreclosure, notice of protest, and notice of the incurring by any Borrower of any obligation or indebtedness. Guarantor also waives, to the fullest extent permitted by law, following an Event of Default, all rights to require Lender to (a) proceed against any or all of the Borrowers or any other guarantor of the Borrowers' payment or performance with respect to the Indebtedness (an "Other Guarantor"), (b) if any Borrower or any Other Guarantor is a partnership, proceed against any general partner of any Borrower or the Other Guarantor, (c) proceed against or exhaust any collateral held by Lender to secure the repayment of the Indebtedness, or (d) pursue any other remedy it may now or hereafter have against the Borrowers, or if any Borrower is a partnership, any general partner of such Borrower.

         6. Guarantor understands that the exercise by Lender of certain rights and remedies contained in the Instruments (such as a nonjudicial foreclosure sale) may affect or eliminate Guarantor's right of subrogation against the Borrowers and that Guarantor may therefore incur a partially or totally nonreimbursable liability under this Guaranty. Nevertheless, Guarantor hereby authorizes and empowers Lender to exercise, in its sole and absolute discretion, any right or remedy, or any combination thereof, which may then be available, since it is the intent and purpose of Guarantor that its obligations under this Guaranty shall be absolute, independent and unconditional under any and all circumstances. Guarantor expressly waives any defense (which defense, if Guarantor had not given this waiver, Guarantor might otherwise have) to a judgment against Guarantor by reason of a judicial or nonjudicial foreclosure. Without limiting the generality of the foregoing, Guarantor hereby expressly waives any and all benefits under any applicable law which, if Guarantor had not given this waiver, (i) would otherwise limit Guarantor's liability after a foreclosure sale to the difference between the obligations of Guarantor under this Guaranty and the fair market value of the property or interests sold at such nonjudicial foreclosure sale, (ii) would otherwise limit Lender's right to recover a deficiency judgment after a foreclosure sale, and (iii) would otherwise require Lender to exhaust all of its security before a personal judgment could be obtained for a deficiency. Notwithstanding any foreclosure of the lien of any Instrument, whether by the exercise of the power of sale contained in any Instrument, by an action for judicial foreclosure or by Lender's acceptance of a deed in lieu of foreclosure, Guarantor shall remain bound under this Guaranty. Guarantor waives all rights and defenses that Guarantor may have because Borrower's obligations are secured by real property. This means, among other things:

                  (i)  Lender  may  collect   from   Guarantor   without   first
foreclosing on any real or personal property collateral pledged by the Borrowers or others; and

                  (ii) If Lender forecloses on any real property collateral pledged by the Borrowers or others: (a) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (b) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from the Borrowers.

This is an unconditional and irrevocable waiver of any rights and defenses that Guarantor may have because the Borrowers' obligations are secured by real property.

         7. Guarantor also waives any right or defense based upon an election of remedies by Lender, even though such election (e.g., nonjudicial foreclosure with respect to any collateral

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

held by Lender to secure repayment of the Indebtedness) destroys or otherwise impairs the subrogation rights of Guarantor or the right of Guarantor (after payment of the obligations guaranteed by Guarantor under this Guaranty) to proceed against the Borrowers for reimbursement, or both.

         8. Guarantor shall have no right to assert or exercise, or attempt to assert or exercise, and hereby waives any right to assert or attempt to assert any claim for, subrogation, reimbursement, indemnification, and contribution against any Borrower and against any general partner, member or other constituent of any Borrower, and against any other person or any collateral or security for the Indebtedness, until the Indebtedness has been indefeasibly paid and satisfied in full, and there has expired the maximum possible period thereafter during which any payment made by the Borrowers or others to Lender with respect to the Indebtedness could be deemed a preference under the United States Bankruptcy Code.

         9. At any time or from time to time, without notice to Guarantor and without affecting the liability of Guarantor for the Guaranteed Obligations, (a) the time for payment of the principal of or interest on the Indebtedness may be extended or the Indebtedness may be renewed in whole or in part; (b) the time for the Borrowers' performance of or compliance with any covenant or agreement contained in the Note, the Loan Agreement, the Instruments or any other Loan Document, whether presently existing or hereinafter entered into, may be extended or such performance or compliance may be waived; (c) the maturity of the Indebtedness may be accelerated as provided in the Note, the Loan Agreement, the Instruments, or any other Loan Document; (d) the Note, the Loan Agreement, the Instruments, or any other Loan Document may be modified or amended by Lender and the Borrowers in any respect, including, but not limited to, an increase in the principal amount; and (e) any security for the Indebtedness may be modified, exchanged, surrendered or otherwise dealt with or additional security may be pledged or mortgaged for the Indebtedness.

         10. Any indebtedness of the Borrowers held by Guarantor now or in the future is and shall be subordinated to the Indebtedness and any such indebtedness of the Borrowers shall be collected, enforced and received by Guarantor, as trustee for Lender, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

         11. If any payment by the Borrowers is held to constitute a preference under any applicable bankruptcy, insolvency, or similar laws, or if for any other reason Lender is required to refund any sums to the Borrowers, such refund shall not constitute a release of any liability of Guarantor under this Guaranty. It is the intention of Lender and Guarantor that Guarantor's obligations under this Guaranty shall not be discharged except by Guarantor's performance of such obligations and then only to the extent of such performance.

         12. Lender may assign its rights under this Guaranty in whole or in part and upon any such assignment, all the terms and provisions of this Guaranty shall inure to the benefit of such assignee to the extent so assigned. The terms used to designate any of the parties herein shall be deemed to include the heirs, legal representatives, successors and assigns of such parties; and the term "Lender" shall include, in addition to Lender, any lawful owner, holder or pledgee of the Note.

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

         13. This Guaranty and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements. There are no unwritten oral agreements between the parties. All prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Guaranty and the other Loan Documents. Guarantor acknowledges that it has received copies of the Note and all other Loan Documents. Neither this Guaranty nor any of its provisions may be waived, modified, amended, discharged, or terminated except by an agreement in writing signed by the party against which the enforcement of the waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in that agreement.

         14. THIS GUARANTY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         15. This Guaranty has been duly authorized, executed and delivered by Guarantor and constitutes the valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms. No approval, consent, order or authorization of any governmental authority and no designation, registration, declaration or filing with any governmental authority is required in connection with the execution and delivery of this Guaranty by Guarantor. Guarantor has no defense or offset to the enforcement of this Guaranty. The execution and delivery of this Guaranty will not violate or contravene in any way the articles of incorporation or bylaws or partnership agreement, articles of organization or operating agreement, as the case may be, of Guarantor or any indenture, agreement or instrument to which Guarantor is a party or by which it or its property may be bound, or be in conflict with, result in a breach of or constitute a default under any such indenture, agreement or other instrument, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Guarantor, except as contemplated by the provisions of the Loan Documents, and no action or approval with respect thereto by any third person is required.

         16. GUARANTOR AND LENDER EACH (A) AGREE NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS GUARANTY OR THE RELATIONSHIP BETWEEN THE PARTIES AS GUARANTOR AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

         17. Guarantor hereby agrees that, (a) at all times while this Guaranty is in effect (measured on a quarterly basis), it shall be required to maintain a net worth (calculated in accordance with GAAP) of not less than $25,000,000 (the "Minimum Net Worth Amount") exclusive of the capital evidenced by the HRPT Demand Note (hereinafter defined) and (b) in addition, until the third (3rd) anniversary of the date hereof (the "Note Expiration Date"), it shall be required to maintain additional capital in the amount of $10,000,000 evidenced by a demand

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

note of even principal amount (the "HRPT Demand Note") from HRPT Properties Trust, a Maryland real estate investment trust (together with its successors and assigns, "HRPT"), to Guarantor. In the event that Guarantor's net worth shall be less than the Minimum Net Worth Amount as of the end of any calendar quarter or the HRPT Demand Note shall be released or terminated (except upon payment in full thereof in cash by HRPT) prior to the Note Expiration Date, same shall constitute an Event of Default hereunder and under the Loan Agreement unless (in the case of a breach of the net worth covenant only) within thirty (30) days after the earlier of (a) the date of delivery of Guarantor's financial statements for such quarter pursuant to Section 5.1(A)(iii) of the Loan Agreement and (b) the date that Guarantor has knowledge that its net worth as of the end of such quarter was less than the Minimum Net Worth Amount:

                  (i)   Guarantor   shall   effect  a   Guarantor   Substitution
(hereinafter defined) pursuant to which a Replacement Guarantor (hereinafter defined) shall assume all of Guarantor's obligations under this Guaranty in accordance with the terms and conditions of Section 18; or

                  (ii) Guarantor shall deliver to Lender cash or an irrevocable, unconditional clean sight draft letter of credit issued by a bank, and in form, reasonably acceptable to Lender (and which shall either be an "evergreen" letter of credit or have a term expiring not less than thirty (30) Business Days after the Maturity Date) (a "Letter of Credit") in an amount equal to the difference (the "Net Worth Deficiency") between (A) the Minimum Net Worth Amount and (B) Guarantor's net worth as indicated in the applicable quarterly financial statements. Lender, in its sole discretion, may require Guarantor to increase such cash deposit or Letter of Credit to the extent that the Net Worth Deficiency continues to decline in subsequent quarters. Such cash or Letter of Credit will only be released to Guarantor when Guarantor's net worth exceeds the Minimum Net Worth Amount for four (4) consecutive calendar quarters and provided no Event of Default has occurred and is continuing. If not sooner returned, such cash or Letter of Credit shall be returned to Guarantor upon payment in full of the Loan and all other obligations by the Borrowers on the Maturity Date. Any cash or Letter of Credit provided under this Section 17 shall be security for Guarantor's obligations hereunder.

         18. Guarantor, upon at least thirty (30) days notice to Lender, shall have the one-time right, to transfer all of its obligations under this Guaranty and under that certain Environmental Indemnity Agreement, dated of even date herewith (the "Environmental Indemnity") to a replacement guarantor (a "Replacement Guarantor") and have such Replacement Guarantor assume all of Guarantor's obligations hereunder (including compliance with the provisions of Section 17 hereof) and thereunder (such transfer and assumption, a "Guarantor Substitution") provided and upon the conditions with respect to each such Guarantor Substitution that:

                  (i) No Event of Default shall have occurred and be continuing;

                  (ii) Guarantor shall have delivered current annual financial statements and quarterly financial statements for the Replacement Guarantor for the four (4) most recent calendar quarters satisfying the requirements of Sections 5.1(A)(i) and (iii), respectively, of the Loan Agreement and submitted to Lender true, correct and complete copies of any and all other information and documents of any kind reasonably requested by Lender concerning the Replacement Guarantor and all of such financial statements and other information shall be acceptable to Lender;

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

                  (iii) Guarantor shall have obtained and delivered to Lender a Rating Confirmation with respect to the Guarantor Substitution;

                  (iv) Guarantor shall have paid all of Lender's reasonable costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) in connection with considering and effecting the Guarantor Substitution, and the preparation, negotiation, execution and delivery of any and all documents and agreements required by Lender in connection with the Guarantor Substitution;

                  (v) The Replacement Guarantor's net worth as of the end of each of the most recent four (4) calendar quarters (as indicated on the financial statements delivered under clause (ii) above) shall equal or exceed the Minimum Net Worth Amount and the financial condition of the Replacement Guarantor shall otherwise be satisfactory to Lender in its sole good faith discretion;

                  (vii) The Replacement Guarantor shall execute and deliver any and all documents reasonably required by Lender in connection with the Guarantor Substitution, each in form and substance reasonably acceptable to Lender;

                  (viii) Counsel to the Replacement Guarantor shall deliver to Lender opinions in form and substance satisfactory to Lender as to such matters as Lender and the Rating Agencies shall reasonably require, which may include opinions as to substantially the same matters as were required with respect to Guarantor in connection with the origination of the Loan including, without limitation, a bankruptcy non-consolidation opinion;

                  (ix) In the event such Guarantor Substitution shall occur prior to the Note Expiration Date, Guarantor shall transfer and assign all of its right, title and interest in the HRPT Demand Note to the Replacement Guarantor (or HRPT shall deliver a new demand note to the Replacement Guarantor in the amount of $10,000,000);

                  (x)  Guarantor  shall not be permitted to effect more than two
(2) Guarantor Substitutions during any twenty-four month period and shall not be permitted to effect more than three (3) Guarantor Substitutions during the entire term of the Loan, hereunder and, in the case of the second (2nd) Guarantor Substitution, the Replacement Guarantor shall be SP Holding Property Trust, a Maryland real estate investment trust which is the sole shareholder or sole member of the Borrowers, as the case may be, which shall be required to comply with the net worth requirements of Section 17 exclusive of its ownership interests in the Borrowers.

         19. This Guaranty shall not be secured by the Properties, the Loan Documents, or any other collateral of any nature which is security for the Obligations. Without limitation, this Section 19 has priority over any provision in this Guaranty or any of the other Loan Documents which states or implies that the this Guaranty is so secured.


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

         IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first written above.

                                          GUARANTOR:


                                          HUB REALTY COLLEGE PARK I, LLC,
                                          a Maryland limited liability company


                                            By: /s/ John A. Mannix
                                                Name: John A. Mannix
                                                Title: President